UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2025

TELOMIR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41952	87-2606031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 SE 2nd St, Suite 2000, #1009

Miami, Florida, 33131

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 396-6723

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	TELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Telomir Pharmaceuticals Reports Discovery That Telomir-1 Selectively Kills Aggressive Triple-Negative Breast Cancer Cells

New findings show Telomir-1 shuts down cellular energy pathways and mitochondrial function in aggressive breast cancer cells, leading to cell death through iron-dependent regulation.

Telomir Pharmaceuticals, Inc. (NASDAQ: TELO), a preclinical-stage biotechnology company developing therapies that target epigenetic drivers of cancer, aging, and age-related disease, announced new findings demonstrating that Telomir-1 significantly reduces the survival of aggressive triple-negative breast cancer (TNBC) cells — a highly invasive form of breast cancer that lacks hormone and HER2 receptors, offers limited treatment options, and carries one of the poorest survival rates among breast cancer subtypes.

In laboratory studies using human triple-negative breast cancer cells, Telomir-1 produced a clear, concentration-dependent reduction in cancer cell survival. As Telomir-1 concentrations increased, more cancer cells lost their ability to grow and survive. When iron was added back to the system, the cells recovered, confirming that the compound’s activity is linked to the regulation of cellular iron and energy balance.

The iron dependency observed in this study is significant because aggressive cancer cells, such as those found in TNBC, are among the most metabolically active of all breast cancer types. These cells depend on iron to support their rapid growth and survival, and iron metabolism contributes directly to this aggressive behavior. By disrupting that iron-driven process, Telomir-1 appears to exploit a core metabolic weakness unique to these tumors. This selectivity is important because normal cells manage iron differently and are less dependent on it, suggesting that Telomir-1 may preferentially affect cancer cells while sparing healthy tissue.

Telomir-1 has previously been shown to reset abnormal DNA methylation patterns and restore balanced gene expression in models of cancer and age-related disease. In TNBC, certain iron-dependent enzymes—known as Jumonji domain histone demethylases (KDMs), including KDM5A/B and KDM6B—are thought to drive gene expression changes that make cancer cells more aggressive and resistant to therapy. The new findings suggest that Telomir-1’s observed effects on energy regulation and iron balance may stem from its ability to influence these same epigenetic mechanisms. Many aggressive cancers show methylation changes that activate pathways controlling iron use, oxidative stress, and energy metabolism. By helping to restore normal epigenetic control, Telomir-1 may indirectly rebalance these pathways, offering new insight into its broader mechanism of action.

The Company plans to expand these studies to include additional cancer types, such as pancreatic and leukemia models, and to conduct further animal studies in preparation for its Investigational New Drug (IND) submission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOMIR PHARMACEUTICALS, INC.

Dated: October 8, 2025	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer